UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 15, 2026
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported in the Current Report on Form 8-K of Innventure, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 30, 2026, following the resignation of Daniel Hennessy from the Company’s Board of Directors (the “Board”) and Audit Committee effective April 29, 2026, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee of a Nasdaq-listed company be composed of at least three members meeting applicable independence and other criteria.
On May 15, 2026, the Board appointed Bruce Brown, an independent director, to serve as a member of the Audit Committee of the Board, effective immediately. Mr. Brown’s appointment to the Audit Committee restored the Audit Committee to three members, each of whom was determined by the Company’s Board as satisfying the applicable independence and other criteria required by Nasdaq Listing Rule 5605(c)(2)(A). As a result, on May 18, 2026, the Company notified Nasdaq that it believed it had regained compliance with Nasdaq Listing Rule 5605(c)(2)(A) as of May 15, 2026. On May 19, 2026, Nasdaq confirmed that the Company has regained such compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: May 19, 2026	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer